UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060
Washington, D.C. 20549	Expires: March 31, 2006
Estimated average burden
FORM 8-K	hours per response .…28.0

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2010

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2009, the Compensation Committee of TriMas Corporation (the “Corporation”) approved the 2010 TriMas Incentive Compensation Plan (the “2010 ICP”). The 2010 ICP provides to plan participants, including the Corporation’s executive officers, the opportunity for bonus compensation depending on the performance of the Corporation and the individual participant in 2010. The key metrics to be assessed with respect to the Corporation’s executive officers and the relative weighted payment with respect to each metric are as follows: sales and profitability — 35%; return on average invested capital — 15%; earnings per share — 25%; cash flow - 15%; and non-financial objectives — 10%. These metrics will be applied with respect to the following executive officers: President and Chief Executive Officer; Chief Financial Officer; Vice President, General Counsel and Secretary; and Vice President Finance, Corporate Development and Treasurer.  With respect to the President, Packaging Systems, also identified as an executive officer of the Corporation, the key metrics to be assessed under the 2010 TriMas Incentive Compensation Plan, and their relative weights, are as follows, each with respect to the performance of the Packaging Systems segment: sales / profitability — 40%; cash flow — 15%; productivity — 15%; inventory turnover — 10%; new markets/products sales — 10%; and non-financial objectives — 10%.  Performance for each key metric will be assessed separately and paid to the extent performance is achieved.

Each participant in the 2010 ICP is assigned a target award.  Target awards increase commensurate with responsibility and are aligned with market award levels.  The 2010 target awards for the executive officers are as follows, expressed both as a percentage of the 2010 base salary approved with effect from July 1, 2010 and aggregate cash value: President, Chief Executive Officer — 110% and  $761,000; Chief Financial Officer 70% and $280,000; President, Packaging Systems — 70% and $279,000; Vice President, General Counsel and Secretary — 50% and $185,000; and Vice President Finance, Corporate Development and Treasurer — 50% and $133,000.

Based on the degree to which actual performance exceeds the target goals, the Incentive Compensation Plan payouts can increase above target levels to a maximum of 212.5%. However, no payment will be made for any award component when actual performance for that component falls below an identified percentage for the relevant objective.

The Corporation’s executive officers, as well as all other participants in the 2010 ICP who are eligible to receive a bonus at an identified target award in excess of $20,000, will  receive payouts under the 2010 ICP allocated 80% to cash and 20% in the form of a restricted stock award.

The description of the 2010 TriMas Incentive Compensation Plan above is qualified by the form of TriMas Incentive Compensation Plan attached hereto and filed herewith as Exhibit 10.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

With effect from July 1, 2010, the Corporation’s Compensation Committee approved on February 26, 2010 the following 2010 annual base salaries for the Corporation’s executive officers:  President, Chief Executive Officer — $691,875; Chief Financial Officer $400,000; President, Packaging Systems - $430,500 (only $397,500 of which is eligible for the 2010 ICP calculation); Vice President, General Counsel and Secretary - $370,000; and Vice President Finance, Corporate Development and Treasurer - $265,225.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

10.1	2010 TriMas Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	March 15, 2010	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Vice President, General Counsel and Secretary